Distribution Solutions Group Announces
2026 First Quarter Results
Company Achieved 3.8% First Quarter Revenue Growth

FORT WORTH, TEXAS, April 30, 2026 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the first quarter ended March 31, 2026. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	March 31,			December 31,
(Dollars in thousands)	2026	2025	% Change	2025	% Change
Revenue	$495,995	$478,029	3.8%	$481,599	3.0%

Operating income	$13,630	$20,097	(32.2)%	$7,721	76.5%
Non-GAAP adjusted operating income	$29,113	$34,392	(15.3)%	$26,517	9.8%

Net income (loss)	$382	$3,260	(88.3)%	$(6,371)	106.0%
Non-GAAP adjusted EBITDA	$37,833	$42,786	(11.6)%	$35,437	6.8%

Operating income (loss) as a percent of revenue	2.7%	4.2%	-150bps	1.6%	110bps
Adjusted EBITDA as a percent of revenue	7.6%	9.0%	-140bps	7.4%	20bps

Distribution Solutions Group delivered improved revenue and sequential profitability growth in the first quarter. Revenue increased 3.8% year-over-year to $496.0 million, driven by organic sales growth of 3.6% with daily sales improvement across all of the verticals. The first quarter acquisition of Eastern Valve contributed $0.8 million for the partial quarter.

As signaled earlier, the first quarter was going to be under some margin pressures. Profitability improved sequentially on higher sales with positive momentum exiting the fourth quarter. Adjusted EBITDA margin as a percentage of sales was 7.6%, a sequential improvement of 20bps, while a sequential improvement in operating income to $13.6 million drove adjusted earnings per share by 6 cents to $0.24. The Company estimates that certain timing and isolated expenses, as well as fewer selling days in the quarter, negatively impacted adjusted EBITDA as a percent of revenues by approximately 70bps for the quarter. Excluding these items, adjusted EBITDA would have been 8.3% for the quarter.

Total available liquidity was $415 million at quarter end. During the quarter, DSG closed on the acquisition of Eastern Valve & Control Specialties Ltd., a provider of industrial valve products and related services supporting customers across Atlantic Canada. Eastern Valve was acquired to scale and expand DSG’s operating footprint in the Canadian market.

2026 First Quarter Summary(1)

•Revenue increased $18.0 million or 3.8% to $496.0 million, primarily driven by organic sales growth of 3.6% and $0.8 million of incremental revenue from the acquisition closed in the first quarter of 2026. Sequentially, organic sales grew 2.8% with organic average daily sales growing 3.7% over the fourth quarter of 2025. Gross margin decreased from 34.3% to 32.9% primarily due to customer and vertical sales mix shifts and higher tariff rates on inbound shipments partially offset by pricing benefits realized.
•Operating income was $13.6 million, net of $11.0 million of non-cash acquired intangible amortization and $4.5 million of non-recurring severance and acquisition-related retention costs,

stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating income of $20.1 million in the prior year quarter which is net of $11.6 million of intangible amortization and $2.7 million of non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, was $29.1 million in the current quarter compared to $34.4 million in the year-ago quarter and $26.5 million in the fourth quarter of 2025.
•Net income was $0.4 million for the quarter compared to net income of $3.3 million in the year-ago quarter.
•Adjusted EBITDA was $37.8 million, or 7.6% of sales, compared to $42.8 million, or 9.0% of sales in the prior year quarter and $35.4 million or 7.4% of sales in the fourth quarter of 2025.
•Diluted net earnings per share was $0.01 for the quarter compared to diluted net earnings per share of $0.07 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.24 compared to $0.31 for the same period a year ago and $0.18 for the fourth quarter of 2025.
•Cash used in operations was $20.4 million for the quarter. Uses of cash for the quarter included net capital expenditures of $5.6 million.
•The Company ended the quarter with total liquidity of $415.2 million, consisting of $65.0 million of cash (restricted and unrestricted) and $350.2 million available under its credit facility with net debt leverage of 3.8x.
•Completed the acquisition of Eastern Valve & Control Specialties Ltd., a provider of industrial valve products and related services supporting customers across Atlantic Canada.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 220,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the "safe-harbor" provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG's business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$52,729	$61,753
Restricted cash	12,268	13,573
Accounts receivable, less allowances	306,700	271,331
Inventories	373,512	353,374
Prepaid expenses and other current assets	45,699	46,893
Total current assets	790,908	746,924
Property, plant and equipment, net	126,792	126,605
Rental equipment, net	39,230	38,956
Goodwill	474,529	467,905
Deferred tax asset, net	2,205	1,196
Customer relationships intangibles, net	138,569	143,503
Trade names and other intangibles, net	79,542	82,552
Cash value of life insurance	21,424	21,567
Right of use operating lease assets	108,938	111,117
Other assets	7,867	8,296
Total assets	$1,790,004	$1,748,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$167,929	$151,234
Current portion of long-term debt	35,422	35,470
Current portion of lease liabilities	20,913	20,624
Accrued expenses and other current liabilities	76,830	84,137
Total current liabilities	301,094	291,465
Long-term debt, less current portion, net	696,668	664,196
Lease liabilities	96,412	98,821
Deferred tax liability, net	22,506	20,147
Other liabilities	25,217	24,645
Total liabilities	1,141,897	1,099,274
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,876,937 and 47,860,312 shares, respectively Outstanding - 46,192,457 and 46,180,700 shares, respectively	46,192	46,180
Capital in excess of par value	688,619	686,183
Retained deficit	(33,312)	(33,694)
Treasury stock – 1,684,480 and 1,679,612 shares, respectively	(44,063)	(43,998)
Accumulated other comprehensive income (loss)	(9,329)	(5,324)
Total stockholders' equity	648,107	649,347
Total liabilities and stockholders' equity	$1,790,004	$1,748,621

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Revenue	$495,995	$478,029
Cost of goods sold	332,656	314,049
Gross profit	163,339	163,980

Selling, general and administrative expenses	149,709	143,883

Operating income (loss)	13,630	20,097

Interest expense	(12,171)	(14,215)
Change in fair value of earnout liabilities	—	(1,000)
Other income (expense), net	(702)	632

Income (loss) before income taxes	757	5,514
Income tax expense (benefit)	375	2,253

Net income (loss)	$382	$3,261

Basic income (loss) per share of common stock	$0.01	$0.07

Diluted income (loss) per share of common stock	$0.01	$0.07

Basic weighted average shares outstanding	46,190,598	46,601,426

Diluted weighted average shares outstanding	47,030,280	47,400,378

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income (loss)	$382	$3,261
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	19,724	19,979
Amortization of debt issuance costs	439	902
Stock-based compensation	2,424	974
Deferred income taxes	(31)	476
Change in fair value of earnout liabilities	—	1,000
(Gain) loss on sale of rental equipment	(1,438)	(1,026)
(Gain) loss on sale of property, plant and equipment	80	(15)
Charge for step-up of acquired inventory	24	—
Net realizable value adjustment and write-offs for obsolete and excess inventory	1,135	1,779
Bad debt expense	1,007	437
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32,943)	(29,587)
Inventories	(21,251)	(1,822)
Prepaid expenses and other current assets	102	(4,965)
Accounts payable	16,295	7,735
Accrued expenses and other current liabilities	(5,926)	(2,957)
Other changes in operating assets and liabilities	(382)	(933)
Net cash provided by (used in) operating activities	(20,359)	(4,762)
Investing activities
Purchases of property, plant and equipment	(3,364)	(5,646)
Proceeds from sale of property, plant and equipment	—	990
Business acquisitions, net of cash acquired	(16,241)	—
Purchases of rental equipment	(5,548)	(2,861)
Proceeds from sale of rental equipment	3,329	2,464
Net cash provided by (used in) investing activities	(21,824)	(5,053)
Financing activities
Proceeds from revolving lines of credit	139,496	93,502
Payments on revolving lines of credit	(98,474)	(65,334)
Payments on term loans	(8,750)	(10,063)
Repurchase of common stock	3	(11,203)
Shares repurchased held in treasury	(70)	—
Stock option exercises	—	877
Payment of financing lease principal	(159)	(146)
Net cash provided by (used in) financing activities	32,046	7,633
Effect of exchange rate changes on cash and cash equivalents	(192)	493
Increase (decrease) in cash, cash equivalents and restricted cash	(10,329)	(1,689)
Cash, cash equivalents and restricted cash at beginning of period	75,326	81,726
Cash, cash equivalents and restricted cash at end of period	$64,997	$80,037
Cash and cash equivalents	$52,729	$65,442
Restricted cash	12,268	14,595
Total cash, cash equivalents and restricted cash	$64,997	$80,037

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Lawson Products	$123,736	$120,462
Canada Branch Division	51,022	50,543
Gexpro Services	117,648	118,905
TestEquity	204,176	188,773
Intersegment revenue elimination	(587)	(654)
Total	$495,995	$478,029

Operating income (loss):
Lawson Products	$3,056	$6,316
Canada Branch Division	386	651
Gexpro Services	8,401	11,241
TestEquity	4,047	4,130
All Other	(2,260)	(2,241)
Total	$13,630	$20,097

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2026 and 2025 and the three months ended December 31, 2025. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Net income (loss)	$382	$3,261	$(6,371)
Income tax expense (benefit)	375	2,253	25
Other income (expense), net	702	(632)	1,123
Change in fair value of earnout liabilities	—	1,000	—
Interest expense	12,171	14,215	12,944
Operating income (loss)	13,630	20,097	7,721
Depreciation and amortization	19,724	19,979	20,520
Stock-based compensation(1)	2,424	974	2,048
Severance and acquisition related retention expenses(2)	1,141	1,628	1,403
Acquisition related costs(3)	753	108	178
Inventory step-up(4)	24	—	—
Other non-recurring(5)	137	—	3,567
Non-GAAP adjusted EBITDA	$37,833	$42,786	$35,437

Operating income (loss) as a percent of revenue	2.7%	4.2%	1.6%

Adjusted EBITDA as a percent of revenue	7.6%	9.0%	7.4%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2026		March 31, 2025		December 31, 2025
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$382	$0.01	$3,261	$0.07	$(6,371)	$(0.14)

Pretax adjustments:
Stock-based compensation	2,424	0.05	974	0.02	2,048	0.04
Acquisition related costs	753	0.02	108	—	178	—
Amortization of intangible assets	11,004	0.23	11,585	0.24	11,600	0.25
Severance and acquisition related retention expenses	1,141	0.02	1,628	0.03	1,403	0.03
Change in fair value of earnout liabilities	—	—	1,000	0.02	—	—
Inventory step-up	24	—	—	—	—	—
Other non-recurring	137	—	—	—	3,567	0.08
Total pretax adjustments	15,483	0.32	15,295	0.31	18,796	0.40
Tax effect on adjustments(1)/(3)	(4,423)	(0.09)	(4,044)	(0.07)	(5,020)	(0.10)
Deferred tax asset valuation allowance(3)/(4)	47	—	190	—	1,085	0.02
Non-GAAP adjusted net income	$11,489	$0.24	$14,702	$0.31	$8,490	$0.18

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 47.030 million, 47.400 million and 46.199 million diluted shares for the first quarter of 2026 and 2025, and the fourth quarter of 2025, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Operating income (loss)	$13,630	$20,097	$7,721

Gross profit adjustments:
Inventory step-up(1)	24	—	—
Total gross profit adjustments	24	—	—

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	753	108	178
Amortization of intangible assets	11,004	11,585	11,600
Stock-based compensation(3)	2,424	974	2,048
Severance and acquisition related retention expenses(4)	1,141	1,628	1,403
Other non-recurring(5)	137	—	3,567
Total selling, general and administrative adjustments	15,459	14,295	18,796

Total adjustments	15,483	14,295	18,796
Non-GAAP adjusted operating income	$29,113	$34,392	$26,517

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q1 2026 and Q1 2025
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025
Revenue from external customers	$123,689	$120,440	$117,543	$118,593	$203,764	$188,456	$50,999	$50,540	$—	$—	$—	$—	$495,995	$478,029
Intersegment revenue	47	22	105	312	412	317	23	3	—	—	(587)	(654)	—	—
Revenue	$123,736	$120,462	$117,648	$118,905	$204,176	$188,773	$51,022	$50,543	$—	$—	$(587)	$(654)	$495,995	$478,029

Operating income (loss)	$3,056	$6,316	$8,401	$11,241	$4,047	$4,130	$386	$651	$(2,260)	$(2,241)			$13,630	$20,097

Depreciation and amortization	6,714	6,552	3,129	3,453	8,280	8,128	1,601	1,846	—	—			19,724	19,979
Adjustments:
Acquisition related costs(1)	24	102	36	265	50	(293)	643	—	—	34			753	108
Stock-based compensation(2)	938	523	365	—	688	168	—	—	433	283			2,424	974
Severance and acquisition related retention expenses(3)	745	814	96	16	181	678	119	119	—	1			1,141	1,628
Inventory step-up(4)	—	—	—	—	—	—	24	—	—	—			24	—
Other non-recurring(5)	92	—	—	—	—	—	45	—	—	—			137	—

Non-GAAP adjusted EBITDA	$11,569	$14,307	$12,027	$14,975	$13,246	$12,811	$2,818	$2,616	$(1,827)	$(1,923)			$37,833	$42,786

Operating income (loss) as a percent of revenue	2.5%	5.2%	7.1%	9.5%	2.0%	2.2%	0.8%	1.3%	N/M	N/M			2.7%	4.2%
Adjusted EBITDA as a percent of revenue	9.3%	11.9%	10.2%	12.6%	6.5%	6.8%	5.5%	5.2%	N/M	N/M			7.6%	9.0%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207